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Exhibit No. 23.1

INDEPENDENT AUDITORS' CONSENT

THE NEW YORK TIMES COMPANY

We consent to the incorporation by reference in this Registration Statement of The New York Times Company on Form S-3 of our report dated January 28, 2002 (February 21, 2002 as to Note 18), appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
July 26, 2002

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INDEPENDENT AUDITORS' CONSENT